SATURNA INVESTMENT TRUST


                     POWER OF ATTORNEY


The undersigned Trustees of Saturna Investment Trust, a Massachusetts Business Trust organized under the laws of the State of Washington, proposing to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more amendments to the Registration Statement on Form N-1A and related Amendments to the Registration Statement of the Trust under the Investment Company Act of 1940 ("Amendments") do hereby separately and severally appoint and constitute Nicholas F. Kaiser, whose signature appears below:

                  /S/ Nicholas F. Kaiser
                  ---------------------------------
                     NICHOLAS F. KAISER

his true and lawful attorney for him and in his name, place and stead to sign in the capacity of a Trustee of the Trust such Amendments and any and all additional amendments thereto, and to file such amendments and all instruments necessary or incidental thereto with the Securities and Exchange Commission under such 1933 and 1940 Acts.

IN WITNESS  WHEREOF,  the undersigned has hereunto set his hand and seal this 19 th day of March, 1997.
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/S/ Gary A Goldfogel                    /S/ John E. Love
--------------------                    ---------------
Gary A. Goldfogel                       John E. Love

/s/ John S. Moore
--------------------
John S. Moore